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                                 EXHIBIT 99.2

          Notice of Grant of Stock Option and Stock Option Agreement
                     (Discretionary Option Grant Program)


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                                                 Grant Number:  ________________


                          CORAM HEALTHCARE CORPORATION
                        NOTICE OF GRANT OF STOCK OPTION


   Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Coram Healthcare Corporation (the "Corporation"):

                 Optionee:  1~

                 Grant Date:  2~

                 Exercise Price:  $3~ per share

                 Number of Option Shares:  4~ shares

                 Expiration Date:  5~

                 Type of Option:  6~

                 Exercise Schedule:  The Option shall become exercisable for
                 (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service (as defined in the attached Stock Option Agreement) measured from the Grant Date and (ii) the balance of the Option Shares in equal successive monthly installments upon Optionee's completion of each of the next thirty-six (36) months of Service measured from and after the first anniversary of the Grant Date. In no event shall the Option become exercisable for any additional Option Shares following Optionee's cessation of Service.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Coram Healthcare Corporation 1994 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B.





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                 No Employment or Service Contract.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.


Dated:  _____________________, 199__


                                     CORAM HEALTHCARE CORPORATION


                                     By: ___________________________________

                                     Title: ________________________________


                                     _______________________________________
                                     1~, OPTIONEE


                                     Address: ______________________________

                                     _______________________________________



EXHIBIT A:  STOCK OPTION AGREEMENT
EXHIBIT B:  PLAN PROSPECTUS





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                                   EXHIBIT A

                             STOCK OPTION AGREEMENT










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                          CORAM HEALTHCARE CORPORATION
                             STOCK OPTION AGREEMENT


                                  WITNESSETH:

RECITALS

                 A. The Corporation's Board of Directors (the "Board") has adopted the Corporation's 1994 Stock Option/Stock Issuance Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.

                 B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock").

                 NOW, THEREFORE, it is hereby agreed as follows:

                 1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. Such Option Shares shall be purchasable from time to time during the option term at the exercise price (the "Exercise Price") specified in the Grant Notice.

                 2. OPTION TERM. This option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

                 3. LIMITED TRANSFERABILITY. This option shall be exercisable only by Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death.

                 4. EXERCISABILITY. This option shall become exercisable for the Option Shares in accordance with the exercise schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.





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                 5.       CESSATION OF SERVICE.  The option term specified in
Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                          a.      Upon Optionee's cessation of Service for any
reason, this option shall immediately terminate and cease to remain outstanding for any Option Shares for which it is not otherwise at that time exercisable.

                          b.      Should Optionee cease Service for any reason
other than death or permanent disability while this option remains outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the specified Expiration Date, this option shall terminate and cease to be outstanding.

                          c.      Should Optionee die while this option is
outstanding, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service (less any Option Shares subsequently purchased by Optionee prior to death). Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the first anniversary of the date of Optionee's death or (ii) the Expiration Date.

                          d.      Should Optionee become permanently disabled
and cease by reason thereof to remain in Service at any time during the option term, then Optionee shall have a twelve (12)-month period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                          e.      During the limited period of post-Service
exercisability applicable pursuant to Paragraphs 5.b through 5.d, this option may not be exercised in the aggregate for more than the number of Option





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Shares (if any) for which this option is, at the time of Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6.

                          f.      Should Optionee's Service be terminated for
Misconduct, then this option shall terminate immediately and cease to remain outstanding.

                          g.      For purposes of this Agreement, the following
definitions shall be in effect:

                               (i) Optionee shall be deemed to remain in SERVICE for so long as such individual performs services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

                              (ii) Optionee shall be considered to be an EMPLOYEE for so long as such individual performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                             (iii)         Optionee shall be deemed to be
         PERMANENTLY DISABLED and to have incurred a PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
         (12) months or more.

                              (iv) A corporation shall be considered to be a SUBSIDIARY of the Corporation if it is a member of an unbroken chain of corporations which begins with the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                              (v) A corporation shall be considered to be a PARENT of the Corporation if it is a member of an





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         unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                              (vi) Optionee's Service shall be deemed to have been terminated for MISCONDUCT if such termination occurs by reason of Optionee's commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any parent or subsidiary may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation.

                 6.       CORPORATE TRANSACTION.

                          a.      In the event of any of the following
stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

                               (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

                              (ii)         the sale, transfer or other
         disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation's subsidiary corporations) in complete liquidation or dissolution of the Corporation, or

                             (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this option, to the extent outstanding at such time
but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior





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to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction (the excess of the Fair Market Value (as such term is defined in Paragraph 9.b) of the Option Shares at the time subject to this option over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same exercise schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

                          b.      This option, to the extent not previously
exercised, shall terminate and cease to be outstanding immediately following the consummation of such Corporate Transaction, unless it is expressly assumed by the successor corporation or parent thereof.

                          c.       Upon Optionee's cessation of Service by
reason of an Involuntary Termination within eighteen (18) months after a Corporate Transaction in which this option is not otherwise accelerated in accordance with Paragraph 6.a, the exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall become fully exercisable for all the Option Shares and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. The option as so accelerated shall remain exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the date of such Involuntary Termination.

                 For purposes of this Agreement, Optionee shall be deemed to cease Service by reason of an INVOLUNTARY TERMINATION if such cessation of Service occurs:

                               (i)         upon Optionee's dismissal or
         discharge by the Corporation for reasons other than Misconduct (as such term is defined in Paragraph 5.g), or

                              (ii)         upon Optionee's voluntary
         resignation following (A) a change in Optionee's position with the Corporation which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than five percent (5%) in the aggregate or (C) a relocation of





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         Optionee's place of employment by more than fifty (50) miles from
         Optionee's place of employment immediately prior to the Corporate Transaction, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

                          d.      This Agreement shall not in any way affect
the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 7.       ADJUSTMENT IN OPTION SHARES.

                          a.      In the event any change is made to the Common
Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

                          b.      If this option is assumed in connection with
any Corporate Transaction under Paragraph 6 or is otherwise to remain outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the same.

                 8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price for the purchased Option Shares.

                 9.       MANNER OF EXERCISING OPTION.

                          a.      In order to exercise this option with respect
to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                               (i)         Deliver to the Secretary of the
         Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares to be purchased under the exercised option.





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                              (ii)         Pay the aggregate Exercise Price for
         the purchased shares through one or more of the following alternatives:

                                        (A)     full payment in cash or by
                 check made payable to the Corporation's order;

                                        (B)     full payment in shares of
                 Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                                        (C)     full payment in a combination
                 of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                                        (D)     full payment effected through a
                 broker-dealer sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions (1) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (2) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                             (iii)         Furnish to the Corporation
         appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                          b.      For purposes of Paragraph 9.a and for all
other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the New York Stock Exchange, as such price is reported on the composite tape of transactions on such exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.





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                          c.      The Exercise Date shall be the date on which
the executed Exercise Notice is delivered to the Secretary of the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such notice.

                          d.      As soon as practical after the Exercise Date,
the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares.

                          e.      In no event may this option be exercised for
any fractional shares.

                 10. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without resort to such State's conflict- of-laws rules.

                 11. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of Common Stock may be listed for trading at the time of such exercise and issuance.

                 12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

                 13. NO EMPLOYMENT/SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

                 14.      LIABILITY OF CORPORATION.

                          a.      If the Option Shares covered by this
Agreement exceed, as of the Grant Date, the number of shares which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable





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under the Plan is obtained in accordance with the provisions of Section II of
Article Six of the Plan.

                          b.      The inability of the Corporation to obtain
approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation however, shall use its best efforts to obtain all such approvals.

                 15. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 4675 MacArthur Court, Suite 1250, Newport Beach, California, 92660. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

                 16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                 17. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                          a.      This option shall cease to qualify for
favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares more than (i) three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability (as such term is defined in Paragraph 5.g) or (ii) twelve (12) months after the date Optionee ceases to be an Employee by reason of permanent disability.

                          b.      If this option is to become exercisable in a
series of installments as indicated in the Grant Notice, then no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option





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plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory stock option.

                          c.      Should the exercisability of this option be
accelerated upon a Corporate Transaction in accordance with Paragraph 6, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the number of shares of the Corporation's Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the shares of Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory stock option.

                          d.      Should Optionee hold, in addition to this
option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

                          e.      To the extent this option should fail to
qualify for incentive stock option treatment under the Federal tax laws, Optionee shall recognize compensation income at the time the option is exercised in an amount equal to the Fair Market Value of the purchased Option Shares less the aggregate Exercise Price paid for those shares, and Optionee must make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to such compensation income.

                 18. ADDITIONAL TERMS APPLICABLE TO A NON-STATUTORY STOCK OPTION. In the event this option is designated a non-statutory stock option in the Grant Notice, Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to the exercise of this option.





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                                   EXHIBIT I
                       NOTICE OF EXERCISE OF STOCK OPTION


                 I hereby notify Coram Healthcare Corporation (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $___________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1994 Stock Option/Stock Issuance Plan on ____________________, 199___.

                 Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Shares.


__________________________________, 199__
Date


                                                  ______________________________
                                                  Optionee

                                                  Address ______________________

                                                  ______________________________

Print name in exact manner
it is to appear on the
stock certificate:                                ______________________________

Address to which certificate
is to be sent, if different
from address above:                               ______________________________

                                                  ______________________________

Social Security Number:                           ______________________________

Employee Number:                                  ______________________________





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                                  EXHIBIT B

                               PLAN PROSPECTUS